                                                                       EXHIBIT 3

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                     ---------------------------------------
                      ARTICLES OF INCORPORATION AND BY-LAWS

     The  following   documents  of  Navistar   International   Corporation  are
incorporated herein by reference:

     3.1  Restated  Certificate  of  Incorporation  of  Navistar   International
          Corporation  effective  July 1, 1993,  filed as Exhibit  3.2 to Annual
          Report on Form 10-K dated October 31, 1993, which was filed on January
          27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.

     3.2  The By-Laws of Navistar International  Corporation effective April 14,
          1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October
          31, 1995, which was filed on January 26, 1996, on Commission File No.
          1-9618.

     3.3  Certificate  of   Designation,   Preferences   and  Rights  of  Junior
          Participating  Preferred  Stock,  Series A of  Navistar  International
          Corporation. Filed as Exhibit 3.3 to Form 10-Q dated June 11, 1999.
          Commission File No. 1-9618.

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